UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2023

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11316	38-3041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 International Circle,

Suite 200

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act.

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	OHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2023, Omega Healthcare Investors, Inc. (“Omega” or the “Company”) obtained a new $400 million senior unsecured term loan (the “Term Loan”). The Term Loan matures on August 8, 2025, subject to Omega’s option to extend such maturity date for two 12-month periods. Exercise of each such extension option is subject to compliance with a notice requirement and other customary conditions.

On August 9, 2023, Omega also entered into fixed-for-floating interest rate forward swaps (the “Forward Swaps”) for the $400 million borrowing amount under the Term Loan, fixing the Secured Overnight Financing Rate (“SOFR”) component of the interest rate at 4.015%, representing an all-in fixed rate of 5.565%. The fixed-for-floating rate swaps have a maturity date of August 6, 2027.

The Term Loan is being provided pursuant to a Credit Agreement, dated as of August 8, 2023 (the “Credit Agreement”), among Omega, as borrower, certain of Omega’s subsidiaries identified from time to time in the Credit Agreement, as guarantors, a syndicate of financial institutions, as lenders (together with other lenders from time to time becoming signatory to the Credit Agreement, as lenders, the “Term Loan Lenders”), and Bank of America, N.A., as administrative agent.

The entire amount of the Term Loan will be funded on August 14, 2023, concurrent with the starting of the Forward Swaps. Omega may (subject to customary conditions) increase the maximum aggregate amount of borrowings under the Credit Agreement to $500 million by adding incremental term loans. The Term Loan does not amortize and is due and payable in full on August 8, 2025, subject to Omega’s option to extend such maturity date for two 12-month periods.

Term Loan proceeds may be used to finance the acquisition or improvement of income producing healthcare-related property and investments incidental or related thereto, to refinance existing indebtedness, and for capital expenditures or other general corporate purposes of Omega and its subsidiaries.

The interest rates per annum applicable to the Term Loan are, at Omega’s option, based upon (a) 1-month or 3-month Term SOFR (as defined in the Credit Agreement) plus the applicable margin (as described below), (b) the SOFR Daily Floating Rate plus the applicable margin or (c) the base rate plus the applicable margin. The base rate will be the highest of (i) the rate of interest publicly announced by the administrative agent as its prime rate in effect, (ii) the federal funds effective rate from time to time plus 0.50%, (iii) Term SOFR plus 1.0% and (iv) 1.0%.

The applicable margins with respect to the Term Loan are determined in accordance with a performance grid based on the investment grade ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings with respect to any non-credit-enhanced senior unsecured long-term debt of Omega or its operating partnership subsidiary, as the case may be. The applicable margin for the Term Loan may range from 1.85% to 0.85% in the case of SOFR-based advances, and from 0.85% to 0.00% in the case of base rate advances. Such applicable margins will increase by 10 basis points each time the maturity date is extended pursuant to the extension options referred to above. The default rate on the Term Loan is 2.0% above the interest rate otherwise applicable to SOFR or base rate loans.

The Term Loan may be prepaid at any time in whole or in part without fees or penalty. Principal amounts prepaid or repaid under the Term Loan may not be reborrowed.

The Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default that Omega considers customary for an agreement of this type, including covenants setting a maximum total leverage, maximum secured leverage, maximum unsecured leverage, minimum fixed charge coverage, minimum consolidated tangible net worth and minimum unsecured interest coverage. If an event of default occurs and is continuing, the Term Loan Lenders may require the immediate repayment of all outstanding borrowings under the Credit Agreement. The representations, warranties, and covenants contained in the Credit Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Credit Agreement, and may be subject to limitations agreed upon by such parties. The representations, warranties, and covenants in the Credit Agreement should be read only in conjunction with the other information that Omega makes publicly available in reports, statements, and other documents filed with the Securities and Exchange Commission.

Omega’s obligations in connection with the Term Loan are guaranteed by Omega’s operating partnership subsidiary, and will be jointly and severally guaranteed by any wholly owned domestic consolidated subsidiary of Omega that in the future becomes a borrower of, provides a guaranty of, or otherwise becomes liable for, unsecured indebtedness for borrowed money evidenced by bonds, debentures, notes or other similar instruments in an amount of at least $50 million individually or in the aggregate.

From time to time, certain of the Term Loan Lenders, their affiliates and/or their predecessors have provided commercial banking, investment banking and other financial advisory services to Omega or served as underwriters or sales agents for offerings of Omega’s equity or debt, for which they have received customary fees. Among other services, affiliates of certain of the Term Loan Lenders have served as sales agents under Omega’s at-the-market Equity Shelf Program. The Term Loan Lenders and their affiliates may, from time to time in the future, engage in transactions with and perform services for Omega in the ordinary course of business.

The Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The description of the Credit Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference thereto.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

No. Description

10.1 Credit Agreement, dated as of August 8, 2023, among Omega Healthcare Investors, Inc., certain subsidiaries of Omega Healthcare Investors, Inc. identified therein as guarantors, the lenders named therein and Bank of America, N.A., as administrative agent for such lenders.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.

Dated: August 11, 2023	By:	/s/ Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer, Treasurer and Assistant Secretary